EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarter report on Form 10-Q for the period ending June 30, 2010 of China Environmental Protection Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Boping Li, Chief Executive Officer and Chairman of the Registrant and Yuqiang Wu, Chief Financial Officer of the Registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: August 23, 2010	By: /s/ Boping Li
Boping Li
Chief Executive Officer and Chairman
(Principal Executive Officer)

Date: August 23, 2010	By: /s/ Yuqiang Wu
Yuqiang Wu
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Environmental Protection Inc. and will be retained by China Environmental Protection Inc. and furnished to the Securities and Exchange Commission or its staff upon request.